Exhibit 99.1

SHOCKWAVE APPOINTS MARIA SAINZ TO BOARD OF DIRECTORS

Santa Clara, Calif. — July 20, 2020 — Shockwave Medical, Inc. (NASDAQ: SWAV), a pioneer in the development of Intravascular Lithotripsy (IVL) to treat complex calcified cardiovascular disease, announced today that Maria Sainz has joined its Board of Directors and will serve on Shockwave’s Compensation Committee.

“I am delighted to welcome Maria to our Board of Directors,” said Doug Godshall, President and Chief Executive Officer of Shockwave Medical. “Her rich experience in company building and commercialization success within the medical technology sector will make Maria an excellent addition and invaluable strategic resource to Shockwave as we continue to build and grow the company.”

Ms. Sainz, who has over 25 years of experience in leadership and commercial positions in the medical technology industry, currently serves as Chief Executive Officer of Aegea Medical, Inc. Prior to this position, she served as the President and CEO of Cardiokinetix, a medical device company pioneering a catheter-based treatment for heart failure and as the President and CEO of Concentric Medical, Inc., a developer of minimally invasive products for the treatment of acute ischemic stroke, which was acquired in 2011 by Stryker Corporation. Maria began her medical technology career at Guidant Corporation where she held positions of increasing responsibility in Europe and the United States, culminating in her position as President of the Cardiac Surgery division at the time of the acquisition of Guidant Corporation by Boston Scientific. Ms. Sainz has been intimately involved in the launches of several significant medical technology products including coronary stents and cardiac resynchronization therapy devices. She also serves as a member of the board of directors of Orthofix Medical, Inc. and Avanos Medical, Inc. Ms. Sainz received a Master of Arts in Languages from the University Complutense in Madrid, Spain and a Masters in International Management from the American Graduate School of International Management.

“I am honored to join the Shockwave Medical Board of Directors,” said Ms. Sainz. “Shockwave has made tremendous progress transforming the treatment of calcified coronary disease and I am excited to join this esteemed group and to together collaborate with the exceptional management team as Shockwave continues to expand their business, commercial footprint and overall success.”

About Shockwave Medical, Inc.

Shockwave Medical is focused on developing and commercializing products intended to transform the way calcified cardiovascular disease is treated. We aim to establish a new standard of care for the interventional treatment of atherosclerotic cardiovascular disease through our differentiated and proprietary local delivery of sonic pressure waves for the treatment of calcified plaque, which we refer to as Intravascular Lithotripsy (IVL). IVL is a minimally invasive, easy-to-use and safe way to significantly improve patient outcomes. To view an animation of the IVL procedure and for more information, visit www.shockwavemedical.com.

Forward-Looking Statements.

This press release contains statements relating to Shockwave’s expectations, projections, beliefs, and prospects (including statements regarding Shockwave’s product development outlook), which are “forward-looking statements” within the meaning of the federal securities laws and by their nature are uncertain. Words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plans,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: the impact of the COVID-19 pandemic on our operations, financial results, and liquidity and capital resources, including on sales, expenses, supply chain, manufacturing, research and development activities, clinical trials and employees; our ability to design, develop, manufacture and market innovative products to treat patients with challenging medical conditions, particularly in peripheral artery disease, coronary artery disease and aortic stenosis; our expected future growth, including growth in international sales; the size and growth potential of the markets for our products, and our ability to serve those markets; the rate and degree of market acceptance of our products; coverage and reimbursement for procedures performed using our products; the performance of third parties in connection with the development of our products, including third-party suppliers; regulatory developments in the United States and foreign countries; our ability to obtain and maintain regulatory approval or clearance of our products on expected timelines; our plans to research, develop and commercialize our products and any other approved or cleared product; our ability to scale our organizational culture of cooperative product development and commercial execution; the development, regulatory approval, efficacy and commercialization of competing products; the loss of key scientific or management personnel; our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act; our ability to develop and maintain our corporate infrastructure, including our internal controls; our financial performance and capital requirements; and our expectations regarding our ability to obtain and maintain intellectual property protection for our products, as well as our ability to operate our business without infringing the intellectual property rights of others. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including in Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the SEC, and in our other periodic and other reports filed with the SEC. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Media Contact:

Scott Shadiow

+1.317.432.9210

sshadiow@shockwavemedical.com

Investor Contact:

Debbie Kaster

investors@shockwavemedical.com